UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2007
Ardea Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29993	94-3200380

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2131 Palomar Airport Road, Suite 300
Carlsbad, California	92011
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 602-8422
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
The Company intends to conduct meetings with investors, stockholders and analysts on or after September 4, 2007. A copy of the presentation materials to be used at those meetings and from time to time thereafter is filed as Exhibit 99.1 hereto. The Company does not intend to file any update of these presentation materials. The fact that these presentation materials are being furnished should not be deemed an admission as to the materiality of any information contained in the materials.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Document Description
99.1	Ardea Biosciences, Inc. investor presentation materials to be used at meetings with investors, stockholders and analysts beginning on or after September 4, 2007, and to be used from time to time thereafter.
The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARDEA BIOSCIENCES, INC.

Date: September 4, 2007	/s/ Barry D. Quart

Barry D. Quart, Pharm. D
Chief Executive Officer

EXHIBIT LIST

Exhibit Number	Document Description
99.1	Ardea Biosciences, Inc. investor presentation materials to be used at meetings with investors, stockholders and analysts beginning on or after September 4, 2007, and to be used from time to time thereafter.